EXHIBIT 10.1

EXECUTION COPY

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (this “Agreement”) is entered into as of October 19, 2005 by and between Antares Pharma, Inc., a Delaware corporation (“Borrower”), and Dr. Jacques Gonella, an individual residing at Hauptstrasse 16, 4132 Muttenz, Switzerland (“Lender”). In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Borrower and Lender agree as follows:

ARTICLE 1

Amount and Terms of Advances

Section 1.1     Advances. Subject to the provisions of this Agreement and to the Note (as defined below), Lender shall make Advances to Borrower (each, an “Advance”) from time to time during the period from the date hereof to the earlier to occur of the following: (i) January 15, 2007, (ii) termination of the Line of Credit (as defined below) pursuant to Section 2.2, or (iii) the earlier of the date on which (A) Borrower raises through sales of its equity securities at least Five Million United States Dollars and no/100 (USD $5,000,000.00), exclusive of amounts to be loaned by Lender to Borrower pursuant to the terms hereof, or (B) Borrower’s cash and cash equivalent position of at least Six Million United States Dollars and no/100 (USD $6,000,000.00) (any such date, the “Maturity Date”), in an aggregate amount not to exceed Four Million United States Dollars and no/100 (USD$4,000,000.00) (the “Line of Credit”). Borrower’s obligation to repay the Advances and to pay interest thereon is evidenced by the Promissory Note dated the date hereof and payable to the order of Lender, the form of which is attached hereto as Exhibit A (together with any amendments, extensions, renewals and replacements thereof, the “Note”), such Note being executed and delivered by Borrower to Lender as a condition to any Advance being made by Lender to Borrower. Notwithstanding the foregoing, the Line of Credit shall consist of Two Million United States Dollars and no/100 (USD $2,000,000.00) to be used by Borrower for general working capital and other proper corporate requirements (the “Working Capital Portion”), and Two Million United States Dollars and no/100 (USD $2,000,000.00) to be used by Borrower exclusively for the acquisition by Borrower of the business, outstanding shares or assets of another person or entity, or the investment by Borrower in any such other person or entity, and all related activities (the “M&A Portion”).

Section 1.2     Advances.

a) Each Advance of a portion of the Working Capital Portion shall be in increments of Two Hundred Fifty Thousand United States Dollars and no/100 (USD $250,000.00) (the “Working Capital Advance Amount”), or such lesser amount as agreed upon by Borrower and Lender (each such Advance of a portion of the Working Capital Portion being referred to herein as a “Working Capital Advance”), shall be made on thirty (30) days’ advance written notice from Borrower to Lender, which notice shall specify the date of the requested Advance, the amount thereof and reasonably detailed information concerning the current status of Borrower’s business and Borrower’s financial results (such information being collectively referred to herein as the “Information”), provided that Borrower shall not, unless otherwise agreed to by Lender, request more than one (1) Advance of a portion of the Working Capital Portion every thirty (30) days. On the requested date, Lender shall disburse the amount requested by wiring such amount in immediately available funds to Borrower’s checking account at Wells Fargo Bank - Minneapolis, MN (the “Bank”) (account no. 323-869-1379; ABA no. 121000248; swift code: WFBIUS6S), or in such other manner as Lender and Borrower may from time to time agree, provided that the Lender shall have given his consent to the requested Working Capital Advance and further provided that Lender shall not unreasonably withhold his consent to any request made by Borrower for a Working Capital Advance, the parties hereto acknowledging that in making any such determination for his consent, Lender shall be entitled to consider, without limitation, any adverse change in Borrower’s business. Any failure of Lender to provide a notice to Borrower not less than 10 (ten) days before the requested date of any Working Capital Advance shall obligate Lender to make the requested Advance to Borrower on such date.

b)

Each request for an Advance of the entire or a portion of the M&A Portion shall be made on forty-five (45) days’ advance written notice from Borrower to Lender, which notice shall specify the date of the requested Advance (the “Advance Date”), the amount thereof and shall include the Information.. During the first thirty (30) days of such forty-five (45) day period, Lender shall have the reasonable right to seek additional information from Borrower and its personnel concerning the intended use of related Advance, together with information concerning Borrower’s business and results in addition to the Information. On or before the date that is fifteen (15) days before the Advance Date, Lender shall inform Borrower in writing whether it intends to fund the requested Advance; the failure of Lender to provide such written notice to Borrower on or before such date shall obligate Lender to make the requested Advance. Subject to the foregoing, Lender shall have the right to decline any such requested Advance in its own discretion, if the Lender should not be satisfied either with the (i) the intended use of the Advance, or (ii) the prevailing status of Borrower’s business or results. Any Advance made by Lender to Borrower pursuant to the provisions hereof shall be disbursed to Borrower in the amount requested by Borrower by wire transfer of immediately available funds to Borrower’s checking account at the Bank (account, etc. information being set forth above), or in such other manner as Lender and Borrower may agree.

Section 1.3      Warrants. On each date on which Lender actually makes a Working Capital Advance to Borrower, Borrower shall issue to Lender a Warrant in substantially the form of attached Exhibit B to purchase all or a portion of the following number of shares of

Borrower’s common stock at an exercise price equal to the lesser of (i) $1.26 per share, or (ii) the per share price, including, as appropriate, the per share exercise price or the per share conversion price, at which Borrower, between the date hereof and the date on which Borrower is required, pursuant to the terms hereof, to issue a Warrant to Lender, issues shares of its capital stock or securities exercisable for or convertible into such shares of capital stock (in either case, the “Exercise Price”).

Working Capital Advance	Number of Common Shares
Subject to the Warrant

1	45,000
2	50,000
3	55,000
4	60,000
5	65,000
6	70,000
7	75,000
8	80,000

The parties hereto acknowledge that the forgoing schedule of Warrant issuances presumes that each related Working Capital Advance shall be in the full Working Capital Advance Amount. To the extent any such Working Capital Advance is more or less than the Working Capital Advance Amount, the number of Warrants to be issued to Lender by Borrower shall be proportionately increased or decreased, as appropriate. In addition, on the date on which Lender makes an Advance to Borrower of the complete M&A Portion, Borrower shall issue to Lender a Warrant, substantially in the form of attached Exhibit B, to purchase, at the Exercise Price, an aggregate of Five Hundred Thousand (500,000) shares of Borrower’s common stock. Any Warrant issued by Borrower to Lender pursuant to the terms hereof shall be referred to as a “Warrant.”

ARTICLE 2

Events of Default, Rights and Remedies

Section 2.1        Events of Default. The occurrence of any one or more of the following events (whether such occurrence shall be voluntary or involuntary or occur or be effected by operation of law or otherwise) shall constitute an “Event of Default” hereunder:

a)	Borrower shall fail to pay when due any amounts owing pursuant to the Note; or

b)

any event of default shall occur under any other material agreement entered into by Borrower with any other party under which any sums of monies are lent or advanced to Borrower with an obligation by Borrower to repay all or part of such loaned or advanced sums, such event having or reasonably be expected to have a material adverse effect on Borrower’s business; or

c)	if the Security Interest (as such term is defined below) shall become invalid or unenforceable; or

d)

Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, liquidation, or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for it or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take any action for the purpose of effecting any of the foregoing; or

e)

An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or for a substantial part of the property of Borrower; and such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) days; or

f)	Borrower shall breach any material term of this Agreement or the Note.

Section 2.2       Rights and Remedies. Upon or at any time following an Event of Default, Lender may:

a)

by written notice to Borrower, declare the Line of Credit to be terminated, whereupon the same shall terminate; the parties hereby acknowledging that Lender shall, notwithstanding the terms hereof, not be obligated to make any further Advances following the occurrence of an Event of Default; and

b)	declare all principal and interest under the Note to be immediately due and payable in full.

ARTICLE 3

Security

Section 3.1       Security. All Advances shall be secured by an assignment of all license or milestone payments and royalties receivable or received by Borrower from or as a result of a license by Borrower of its ATD™ gel products and/or technology, excluding advances or other amounts associated with capital costs or development costs, such assignment being only to the extent of any such Advances actually made by Lender (the “Security Interest”), and Borrower shall takes steps reasonably required to perfect such Security Interest.

ARTICLE 4

Miscellaneous

Section 4.1        Notices. All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested; in the case of Borrower, addressed to Antares Pharma, Inc., 707 Eagleview Boulevard, Exton, Pennsylvania 19341, Attention: President and Chief Executive Officer, and in the case of Lender, addressed to Lender at the address set forth in the first paragraph of this Agreement, with copy to Dr. Thomas M. Rinderknecht, RKS Rinderknecht Klein & Stadelhofer, Beethovenstrasse 7, CH-8002 Zurich, Switzerland, in either case, until a new address shall have been substituted by like notice.

Section 4.2        Amendments. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Borrower and Lender.

Section 4.3        Governing Law; Venue; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereof. Lender hereby agrees that any legal proceeding instituted to enforce this Agreement shall be brought the State courts situated in Exton, Pennsylvania, and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

Section 4.4       Expenses. In addition to its own expenses, Borrower shall reimburse Lender for Lender’s expenses incurred in connection with the negotiation of and entry into this Agreement by the parties, provided that the aggregate amount that Borrower is required, pursuant to the terms hereof, to reimburse Lender shall not exceed Fifteen Thousand United States Dollars and no/100 (USD $15,000.00).

[Remainder of this page left blank intentionally.]

                IN WITNESS WHEREOF, the parties have executed this Line of Credit Agreement as of the day and year first above-written.

LENDER:

DR. JACQUES GONELLA

By: /s/ JACQUES GONELLA
Dr. Jacques Gonella

BORROWER:

ANTARES PHARMA, INC.

By: /s/ JACK E. STOVER
Jack E. Stover, President and
Chief Executive Officer

Exhibit A

FORM OF PROMISSORY NOTE

USD$4,000,000.00	[•], 2005
Exton, Pennsylvania

FOR VALUE RECEIVED, the undersigned, Antares Pharma, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of Dr. Jacques Gonella, (“Holder”), at Hauptstrasse 16, 4132 Muttenz, Switzerland, or such other place or address designated in writing by Holder to Borrower, the principal sum of Four Million United States Dollars and No/100 ($4,000,000.00), or so much thereof as is advanced and remains outstanding as shown in the records of Borrower and Holder (the “Principal Sum”), plus interest thereon (as calculated below) from the date on which the same is advanced until this Note is fully paid, computed on the basis of the actual number of days elapsed and a 365-day year.

This Note has been executed and delivered in connection with that certain Line of Credit Agreement dated as of the date first set forth above by and between Holder and Borrower (the “Line of Credit Agreement”), and this Note is subject to the terms and conditions of the Line of Credit Agreement, which are incorporated herein by reference and made a part hereof.

1.          Payment of Principal and Interest. Borrower shall make the following payments of principal and interest under this Note:

Payments of accrued interest only are due and payable for the prior month on the first (1st) day of each calendar quarter beginning on January 1, 2006 and one (1) final payment of the remaining unpaid balance of the Principal Sum and all accrued interest shall be due and payable on the Maturity Date (as such term is defined in the Line of Credit Agreement). Interest shall accrue on the unpaid portion of the Principal Sum at a per annum rate equal to the prime rate announced on the date hereof by the Bank (as such term is defined in the Line of Credit Agreement) plus Two Percent (2%). This interest rate shall be adjusted as of the first day of each calendar quarter for the remaining days of such calendar quarter to the Bank’s (as such term is defined in the Line of Credit Agreement) prime rate prevailing on the 25th day (or if a public holiday, the next business day of the month) preceding the calendar quarter. All payments shall be applied first to interest and then to principal.

2.          Late Charges. If any amount of interest and/or principal under this Note is not received by Holder within ten (10) days after written notice to Borrower of any Event of Default, then, without any requirement for additional notice to Borrower, Borrower shall immediately pay to the Holder an additional sum of two percent (2%) of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that the Holder will incur by reason of any late payment by Borrower. Acceptance of such late charge by the Holder shall not constitute a waiver of Borrower's default with respect to such overdue amount, nor prevent

Holder from exercising any of the other rights and remedies available to Holder under this Note.

3.          Prepayment – Borrower Option. This Note may be prepaid in whole or in part at any time after issuance at the option of Borrower.

4.          Events of Default. The occurrence of any one or more of the following events (whether such occurrence shall be voluntary or involuntary or occur or be effected by operation of law or otherwise) shall constitute an “Event of Default” hereunder:

a)       Borrower shall fail to pay when due any amounts owing pursuant to this Note; or

b)       any event of default shall occur under any other material agreement entered into by Borrower with any other party under which any sums of monies are lent or advanced to Borrower with an obligation by Borrower to repay all or part of such loaned or advanced sums, such event having or reasonably be expected to have a material adverse effect on Borrower’s business; or

c)        if the Security Interest (as such term is defined in the Line of Credit Agreement) shall become invalid or unenforceable; or

d)       Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, liquidation, or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for it or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take any action for the purpose of effecting any of the foregoing; or

e)       An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or for a substantial part of the property of Borrower; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days; or

f)       Borrower shall breach any material term of the Line of Credit Agreement or this Note.

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4.          Remedies. Upon or at any time following an Event of Default, Holder may immediately declare the unpaid principal balance of and all interest accrued on this Note to be immediately due and payable and such amounts shall then be due and payable without further demand, presentment or notice of any kind, all of which are hereby waived.

5.          Costs of Collection; Attorneys’ Fees. If, following Borrower’s default hereunder, Holder institutes any collection effort of any nature whatsoever for any amount due and payable hereunder, then Borrower shall pay to Holder forthwith any and all costs and expenses of collection actually incurred by Holder, including, without limitation, reasonable attorneys’ fees, whether or not suit or other action or proceeding is instituted.

6.          Venue; Jurisdiction. Borrower hereby agrees that any legal proceeding instituted to enforce this Note shall be brought the State courts situated in Exton, Pennsylvania, and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

7.          Conversion. The entire principal amount of this Note, or any portion thereof, and all accrued but unpaid interest may be converted, at the sole option of Holder, into shares of Borrower’s common stock at the conversion price equal to the lesser of (i) $1.26 per share, or (ii) the prevailing Exercise Price (as such term is defined in the Line of Credit Agreement) in the Warrant (as such term is defined in the Line of Credit Agreement) most recently issued prior to the date hereof by Borrower to Lender. If Holder desires to convert this Note as set forth above, Holder shall surrender this Note at Borrower’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to Borrower or, in the case of mutilation, Holder shall surrender and cancel this Note. Borrower shall, as soon as practicable after any such conversion, but in any event within fifteen (15) days of the date on which this Note is surrendered for conversion, issue and deliver to Holder at his address set forth in the Line of Credit Agreement or at such other address that Holder has provided to Borrower a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by applicable law). On and after the conversion hereof by Holder, Holder shall be treated for all purposes as the record holder of such shares. No fractional shares shall be issued upon conversion of this Note. In lieu of Borrower issuing any fractional shares to Holder upon the conversion of this Note, Borrower shall pay to Holder an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified herein, Borrower shall be forever released from all its obligations and liabilities under this Note. The shares of Borrower’s common stock to be issued by Borrower upon any conversion of this Note shall be duly authorized, validly issued, fully paid and non-assessable. Borrower will fully comply with all federal and state laws regarding the issuance of any such stock.

8.          Security. Amounts due under this Note shall be secured by the Security Interest.

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9.	Miscellaneous.

a)	No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Borrower and Holder.

b)	This Note shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles thereof.

c)	Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Line of Credit Agreement.

d)

Borrower hereby (a) waives demand, presentment for payment, notice of nonpayment, protest and notice of protest and all other notices, and (b) waives diligence in collecting this Note. In the event the interest reserved in this Note is ever determined to be usurious, it shall automatically be adjusted, ab initio, to a rate and/or amount which was the highest permitted by law at the time the Note was made, and the indebtedness evidenced hereby, subject to such adjustment, shall remain in full force and effect.

e)

Whenever Borrower or Holder shall desire to give or serve any notice, demand, request or other communication with respect to this Note, each such notice, demand, request or other communication shall be in writing and shall be given pursuant to the terms of the Line of Credit Agreement.

IN WITNESS WHEREOF, Borrower hereby executes this Note as of the date first written above.

ANTARES PHARMA, INC.

By: ________________________
Jack E. Stover, President and
Chief Executive Officer

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Exhibit B

FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT, SUPPORTED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK

OF ANTARES PHARMA, INC.

Company:	Antares Pharma, Inc., a Delaware corporation
Number of Shares:	[•]
Class of Stock:	Common Stock
Per Share Exercise Price:	$[•] per share
Expiration Date:	[Five years from the date of issuance]
Date of Grant:	[•]

THIS CERTIFIES THAT, for value received, Dr. Jacques Gonella is entitled to purchase up to [•] thousand ([•]) shares of fully paid and nonassessable shares of Common Stock for the Per Share Exercise Price set forth above (in each case, as may be adjusted pursuant to Section 4 hereof) subject to the provisions and upon the terms and conditions set forth herein.

1.	Definitions. As used herein, the following terms, unless the context otherwise requires, shall have the following meanings:
1.1.	“Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, as shall be in effect at the time.
1.2.	“Common Stock” shall mean shares of the presently authorized common stock of the Company and any stock into which such Common Stock may hereafter be exchanged.
1.3.	“Holder” shall mean any person who shall at the time be the holder of this Warrant.

1.4.

“Warrant” shall mean the right to purchase the number of shares of Common Stock (as such number of shares may be adjusted and as such class of stock may be changed pursuant to the provisions hereof) represented by this Warrant.

2.	Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time on or before 5:00 p.m., Exton, Pennsylvania local time, on the expiration date set forth above.
3.

Method of Exercise; Payment; Issuance of New Warrant. Subject to the provisions of Section 2 hereof, the right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise attached hereto as Appendix A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, of an amount equal to the Per Share Exercise Price multiplied by the number of shares for which this Warrant is being exercised. In the event of any exercise of the right represented by this Section 3, the Company will, within in a reasonable time, use its best efforts to deliver certificates for the shares of Common Stock so purchased to the Holder and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of such shares, if any, with respect to which this Warrant shall not then have been exercised. If any such exercise is rejected by the Company, the Company will promptly return to Holder all documentation furnished by the Holder hereunder.

4.	Adjustment of Number and Kind of Shares and Adjustment of Per Share Exercise Price.
4.1.

Reclassification, Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, shall execute a new warrant, providing that the Holder shall have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of the Common Stock theretofore issuable upon exercise of this Warrant, the number and kind of securities receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of Common Stock for each share of Common Stock. Subject to any adjustment that may be made pursuant to subsection 4.2 hereof, the exercise price of the new warrant shall be the Per Share Exercise Price in effect immediately prior to the reclassification, reorganization, consolidation or merger. The provisions of this subsection 4.1 shall similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

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4.2.

Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine its Common Stock, the Per Share Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this subsection 4.2 shall become effective when the split, subdivision or combination becomes effective.

4.3.

Adjustment of Number of Shares. Upon each adjustment in the Per Share Exercise Price pursuant to subsection 4.2, the number of shares issuable upon exercise of this Warrant shall be adjusted to the product obtained by multiplying the number of shares of Common Stock issuable immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Per Share Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Per Share Exercise Price immediately after such adjustment.

4.4.

No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying-out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the holder of this Warrant.

4.5.

Notice of Adjustments. Whenever the Per Share Exercise Price or number of shares purchasable under this Warrant shall be adjusted pursuant to Section 4 hereof, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Per Share Exercise Price and number of shares purchasable under this Warrant after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

5.	Compliance With Act; Transferability of Warrant; Disposition of Shares

5.1   Legends. Any shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION

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REQUIREMENTS OF SAID ACT, SUPPORTED BY AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.2  Transferability and Non-negotiability of Warrant and Shares. This Warrant and any shares issued upon exercise hereof may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company).

6.

Reservation of Stock. A number of shares to which this Warrant relates, sufficient to provide for the exercise of this Warrant upon the basis herein set forth, shall at all times be reserved for the exercise thereof.

7.

Miscellaneous. No fractional shares shall be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Per Share Exercise Price then in effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns. This Warrant shall be governed by and construed under the laws of the State of Delaware, without regard to its conflicts of laws provisions. Holder hereby agrees that any legal proceeding instituted to enforce this Agreement shall be brought the State courts situated in Exton, Pennsylvania, and hereby submits to personal jurisdiction therein and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. The titles of the sections and subsections of this Warrant are for convenience only and are not to be considered in construing this Warrant. All pronouns used in the Warrant shall be deemed to include masculine, feminine and neuter forms.

ANTARES PHARMA, INC.

____________________________________

Jack E. Stover

President and Chief Executive Officer

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APPENDIX A

NOTICE OF EXERCISE

TO:	ANTARES PHARMA, INC.

1.          The undersigned hereby elects to purchase ______________ shares of common stock of Antares Pharma, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

2.           Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:

3.          The undersigned represents it is acquiring the shares of common stock solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof.

______________________________

(Name)

______________________________

(Address)

______________________________

______________________________

______________________________

(Social Security Number)

____________________________

Print Name of Warrant Holder

A - 1